NEWS RELEASE

For Immediate Release

Nord Resources Commences Mining of New Copper
Ore at Johnson Camp Copper Mine

TUCSON, AZ, February 3, 2009 - Nord Resources Corporation (TSX: NRD / OTC BB: NRDS.OB), today announced that it has commenced the mining of new ore at its Johnson Camp Mine near Tucson.

"We have met our milestones for reactivating the Johnson Camp Mine," said John Perry, President and Chief Executive Officer. "We have commenced mining, crushing and stacking new ore on the leach pads."

"This puts us on schedule for the production of copper cathode from new ore for this quarter and to meet our plan to achieve a production rate of 25 million pounds of copper per year by this spring," he said.

"This is exciting progress for the Nord Resources' team," Mr. Perry noted. "On February 1, 2008, we began commercial copper production from residual leaching from ore heaps that had been mined in past years. During 2008, we produced approximately 2.9 million pounds of copper from residual leaching, but this was a relatively expensive process on a unit cost basis as the result of the low yield realized from leaching old ore."

"With our successful reactivation of the mining and processing of new ore, and the anticipated higher yield from leaching new ore, we expect to see steady and fairly dramatic reduction in our unit costs. We also anticipate to benefit from the marked decline in the price of sulfuric acid which is one of our largest operating costs. The price for sulfuric acid has declined from a peak in 2008 of US$450 per ton to less than US$100 per ton," Mr. Perry said.

Fisher Industries of Dickenson, North Dakota, is acting as the mining contractor for the Johnson Camp Mine.

Additionally, the Company has elected not to proceed with its option to acquire the Coyote Springs exploration property in Arizona. The Coyote Springs property is not material to the Company's overall operations. The Company plans to focus its primary exploration efforts at Johnson Camp.

Qualified Person

The technical information contained in this news release has been reviewed by John Cook, P.E., a Director of the Company and a Qualified Person under National Instrument 43-101 of the Canadian Securities Administrators, Standards of Disclosure for Mineral Projects.

About Nord Resources

Nord Resources Corporation is a copper mining company. The company's primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona, which commenced the mining of new ore in January 2009. Previously, since February 1, 2008, the company was commercially producing copper from residual leaching of the existing ore heaps. The company expects to reach full copper production at a rate of approximately 25 million pounds per annum in spring 2009. For further information and pictures of the reactivation at Johnson Camp, please visit our website at www.nordresources.com.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements, including those concerning Nord's expectations regarding commencement of copper production from newly mined ore and copper production targets at the Johnson Camp Mine, and statements concerning the potential of the Johnson Camp Mine. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market price of copper, general economic, market, and business conditions, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-KSB, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
John Perry
President and Chief Executive Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.,
(416) 594-1600
or
(416) 518-8479 (cell)
or by email at wertheim@wertheim.ca.